Exhibit 99.7

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share, of Exide Technologies (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.  ☐  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  ☐  Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

A. Number of Shares Being Purchased:

B. Total Exercise Price Payment Required (or amount provided with Notice Guaranteed Delivery):

Basic Subscription Privilege

I exercise		rights	x	0.22851	=

	(no. of rights)			(ratio)		(no. of new shares)

Therefore, I apply for		x	$6.55	=	$

	(no. of new shares)		(subscription price)		(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Privilege and wish to subscribe for additional shares up to one-half of the total number of unsubscribed shares multiplied by your ownership percentage of our outstanding Common Stock at the record date, you may exercise your Over-Subscription Privilege.

Accordingly, my maximum Over-Subscription Privilege is:

STEP 1:  Determine the maximum number of unsubscribed shares:

( 35,630,013	−	)	x	0.22851	=	shares

(total outstanding shares less shares of standby purchasers)		(total no. of rights)		(ratio)		(maximum unsubscribed shares)

STEP 2:  Determine your maximum Over-Subscription Privilege:

	x	(	/	61,266,314)	x	0.50	=	shares

(maximum unsubscribed shares)		(total no. of rights)		(total outstanding shares)				(maximum over-subscription)

Therefore, I apply for:

	x	$6.55	=	$

(no. of over- subscription shares subscribed for)		(subscription price)		(additional amount enclosed)

Total Payment Required =                 $

Box 3.  ☐  Payment in the following amount is enclosed: $                    .

Box 4.  ☐  Please deduct payment of $             from the following account maintained by you as follows:

(The total of the above two boxes must equal the total purchase price specified on line “B” above.)

Type of Account            Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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